Exhibit 10.7

AMENDMENT No. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 to the Consulting Agreement (this “Amendment”), dated effective January 1, 2020 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Client”), on the one hand, and Karen McNemar, an individual (the “Consultant”), on the other hand. The Client and the Consultant will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Consulting Agreement dated February 15, 2019 between the Client and the Consultant (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, the Client and Consultant have entered into the Consulting Agreement pursuant to which Consultant was engaged by the Client to perform Services for Compensation;

WHEREAS, pursuant to the Section 7(a) of the Agreement, the Consultant is entitled to receive a monthly fee of $12,750;

WHEREAS, Section 11 defines the Consultant as an “independent contractor;” and

WHEREAS, as of the Effective Date, the Parties wish to amend Sections 7(a) and 7(b) of the Agreement to change the cash fees payable under the Agreement, as provided herein, and to eliminate Section 11 so that the Consultant is no longer considered an “independent contractor.”

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                   Amendments to Sections 7(a) and 7(b) of the Agreement. As of the Effective Date, Sections 7(a) and 7(b) of the Agreement are hereby amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

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2.                   Elimination of Section 11. As of the Effective Date, Sections 11 of the Agreement is hereby eliminated and the remaining sections are renumbered.

3.                   No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4.                   Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

5.                   Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

6.                   Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

7.                   Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

CLIENT:	IIOT-OXYS, Inc.

Date: June 12, 2020	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

CONSULTANT:

Date: June 12, 2020	By	/s/ Karen McNemar
Karen McNemar

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EXHIBIT A

Consulting Agreement dated February 15, 2019

[See Attached]

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